UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2016

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 17, 2016, Regency Centers Corporation (the “Company”) announced that it priced an offering of its common stock, par value $0.01 per share (the “Offering”). A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

In connection with the Offering, the Company entered into (i) a forward sale agreement dated March 17, 2016 (the “Forward Sale Agreement”) with an affiliate of J.P. Morgan Securities LLC (the “Forward Purchaser”) and (ii) an underwriting agreement dated March 17, 2016 (the “Underwriting Agreement”) by and among the Company, the Forward Purchaser, the Forward Seller (as defined therein) and J.P. Morgan Securities LLC as an underwriter listed therein (the “Underwriter”). Under the Forward Sale Agreement, the Company has agreed to sell to the Forward Purchaser the same number of shares of the Company’s common stock sold by an affiliate of the Forward Purchaser to the Underwriter for sale in the underwritten public offering (subject to the Company’s right, in certain circumstances, to elect cash settlement of the Forward Sale Agreement).

In connection with the Forward Sale Agreement, the Forward Purchaser (or its affiliate) is expected to borrow from third-party lenders and sell to the Underwriter up to 3,100,000 shares of the Company’s common stock at the close of the offering.

Settlement of the Forward Sale Agreement will occur on one or more dates no later than approximately 15 months after the date of the prospectus supplement relating to the offering. Upon any physical settlement of the Forward Sale Agreement, the Company will issue and deliver to the Forward Purchaser shares of the Company’s common stock in exchange for cash proceeds per share, before any underwriting discount and offering expenses, equal to the offer price to the public, which will be $75.25, and will be subject to certain adjustments as provided in the Forward Sale Agreement. The Company may, in certain circumstances, elect cash settlement for all or a portion of its obligations under the Forward Sale Agreement.

The Company intends to use the net proceeds that it receives upon settlement of the Forward Sale Agreement described above to fund the Company’s acquisition opportunities, development and redevelopment activities, repay maturing debts, and/or for general corporate purposes.

The Offering is described in the prospectus supplement of the Company, dated March 17, 2016, together with the related prospectus, filed with the Securities and Exchange Commission (the “Commission”) on March 4, 2014.

The Underwriting Agreement and Forward Sale Agreement contain various representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Underwriting Agreement and the Forward Sale Agreement set forth above is qualified in its entirety by reference to the Underwriting Agreement and the Forward Sale Agreement, which are filed as Exhibits 1.1 and 10.1 respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 1.1	Underwriting Agreement dated as of March 17, 2016 among Regency Centers Corporation, the Forward Counterparty named therein, the Forward Seller named therein and J.P. Morgan Securities LLC as Underwriter and as representative of the other underwriters listed therein.

Exhibit 5.1	Opinion of Foley & Lardner LLP regarding legality of securities.

Exhibit 8.1	Opinion of Foley & Lardner LLP regarding certain tax matters.

Exhibit 10.1	The Forward Sale Agreement dated as of March 17, 2016 between Regency Centers Corporation and JPMorgan Chase Bank, National Association, London Branch.

Exhibit 23.1	Consent of Foley & Lardner LLP (included in Exhibits 5.1 and 8.1).

Exhibit 99.1	Press release of Regency Centers Corporation dated March 17, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION
(registrant)

Date: March 21, 2016	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President
and Treasurer (Principal Accounting Officer)

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